UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2021

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Peabody Energy Corporation (the “Company”) held its 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) on May 6, 2021.

The voting results for each matter voted on at the 2021 Annual Meeting are as set forth below:

1.	Elect eleven directors for a one-year term:

Director	For	Against	Abstentions	Broker Non-Votes
Bob Malone	62,519,303	2,781,872	50,861	9,049,275
Samantha B. Algaze	64,805,874	527,557	18,605	9,049,275
Andrea E. Bertone	60,951,273	4,383,463	17,300	9,049,275
William H. Champion	60,933,766	4,363,698	54,572	9,049,275
Nicholas J. Chirekos	64,806,737	526,431	18,868	9,049,275
Stephen E. Gorman	62,760,520	2,539,823	51,693	9,049,275
Glenn L. Kellow	65,135,816	165,264	50,956	9,049,275
Joe W. Laymon	60,623,907	4,675,921	52,208	9,049,275
David J. Miller	65,199,485	137,529	15,022	9,049,275
Michael W. Sutherlin	64,770,117	529,848	52,071	9,049,275
Darren R. Yeates	65,162,432	172,064	17,540	9,049,275

2.	Approve, on an advisory basis, the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
63,506,888	1,710,829	134,319	9,049,275

3.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021:

For	Against	Abstentions
71,218,723	3,164,584	18,004

Pursuant to the foregoing: (1) each of the eleven directors was elected to serve for a one-year term, (2) the compensation of the Company’s named executive officers was approved on an advisory basis, and (3) the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2021 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 6, 2021	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer and Corporate Secretary